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                      EXHIBIT 11.01

                      AMERICAN CASINO ENTERPRISES, INC. AND SUBSIDIARIES

                      SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENT

                      SIX MONTHS ENDED JANUARY 31, 1997 AND 1996


                                                                                        1997                      1996
                                                                                    -----------               -----------
                                            PRIMARY:

          Net income                                                                $ 2,075,000               $ 1,668,000
                                                                                    ===========               ===========

          Weighted average number of common shares
            outstanding during the period                                            14,867,958                14,367,958

          Add:
            Common stock equivalents (determined using the "treasury
            stock" method) representing shares issuable upon exercise
            of options and warrants that are in the money                             1,303,701                 1,838,758
                                                                                    -----------               -----------
          Weighted average number of shares used in
            calculation of primary income per share                                  16,171,659                16,206,716
                                                                                    ===========               ===========
          PRIMARY EARNINGS PER COMMON SHARE
          AND COMMON SHARE EQUIVALENT                                               $      0.13               $      0.10
                                                                                    ===========               ===========



                                            FULLY DILUTED:

          Net income                                                                $ 2,075,000               $ 1,353,000
                                                                                    ===========               ===========

          Weighted average number of common shares
            outstanding during the year                                              14,867,958                14,367,958

          Add:
            Common stock equivalents (determined using the "treasury
            stock" method) representing shares issuable upon exercise
            of options and warrants that are in the money                             1,478,962                 2,173,470
                                                                                    -----------               -----------
          Weighted average number of shares used in
            calculation of fully diluted income per share                            16,346,920                16,541,428
                                                                                    ===========               ===========
          FULLY DILUTED EARNINGS PER COMMON SHARE
          AND COMMON SHARE EQUIVALENT                                               $      0.13               $      0.10
                                                                                    ===========               ===========


        NOTE: Fully diluted earnings per common share and common share equivalent is not presented in the Consolidated Statements of Income because the effect is antidilutive or the dilutive effect is less than three percent.


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